Exhibit 10.4

SERVICES AGREEMENT

This Services Agreement (this “Agreement”), effective as of April 2, 2021, immediately following the departure of Service Provider as an employee of the Company (the “Effective Date”) sets forth the terms and conditions whereby Paul Balciunas (“Service Provider”) agrees to provide certain specialized services to Canoo Technologies Inc. (f.k.a. Canoo Inc.), a Delaware corporation (the “Company”). Service Provider and the Company shall each hereafter be referred to individually as a “Party” or collectively as the “Parties.”

1.SERVICES.

Effective on the Effective Date, Service Provider shall take on the role of “Special Advisor to the Executive Chairman and CFO” and make himself reasonably available to the Company to answer any questions or to help coordinate with any third parties or service providers as reasonably needed for the Company to transition Service Provider's responsibilities to other members of the Company's organization and to help ensure continuity of the Company's operations (the “Services”). Service Provider will report to the Company's Executive Chairman and/or Chief Financial Officer.

2.TERM.

The term of this Agreement shall commence on the Effective Date and shall continue through December 31, 2021, unless earlier terminated in accordance with Section 8 (the “Term”). The Term shall be subject to extension upon the mutual written agreement of the Parties.

3.FEES AND EXPENSES.

As full compensation for the Services and the rights granted to the Company in this Agreement, (i) Service Provider shall receive a fee of $1,000 per month during the Term, payable monthly in arrears, for the Term of this Agreement, and (ii) Service Provider shall continue to vest during the Term on Service Provider's previously granted equity in Canoo Inc. (f.k.a. Hennessy Capital Acquisition Corp. IV”) (“Canoo”), pursuant to the terms of the Canoo Equity Plan (the “Equity Awards”). The Company shall also reimburse Service Provider for any reasonable out of pocket expenses actually incurred by Service Provider in performing the Services provided Service Provider obtains the Company's prior written consent before incurring any such expenses and further provided Service Provider agrees to abide by the Company's Service Provider Travel Guidelines. Service Provider shall submit any request for expense reimbursement within thirty (30) days of incurrence of the expense in accordance with the Company's expense reimbursement procedures.

4.RELATIONSHIP OF THE PARTIES.

Service Provider is and shall remain at all times while performing the Services, an independent contractor of the Company, and this Agreement shall not be construed to

Exhibit 10.4

create any association, partnership, joint venture, employee, or agency relationship between Service Provider and the Company for any purpose. Service Provider has no authority (and shall not hold itself out as having authority) to bind the Company and Service Provider shall not make any agreements or representations on the Company's behalf without the Company's prior written consent. Service Provider acknowledges and agrees he is not entitled to any compensation or benefits other than those set forth in Section 3.

5.INTELLECTUAL PROPERTY RIGHTS.

5.1The Company is and shall be, the sole and exclusive owner of all right, title, and interest throughout the world in and to all the results and proceeds of the Services performed under this Agreement (collectively, the “Deliverables”), including all patents, copyrights, trademarks, trade secrets, and other intellectual property rights (collectively “Intellectual Property Rights”) therein. Service Provider agrees that the Deliverables are hereby deemed a “work made for hire” as defined in 17 U.S.C. § 101 for the Company. If, for any reason, any of the Deliverables do not constitute a “work made for hire,” Service Provider hereby irrevocably assigns to the Company, in each case without additional consideration, all right, title, and interest throughout the world in and to the Deliverables, including all Intellectual Property Rights therein.

5.2Any assignment of copyrights under this Agreement includes all rights of paternity, integrity, disclosure, and withdrawal and any other rights that may be known as “moral rights” (collectively, “Moral Rights”). Service Provider hereby irrevocably waives, to the extent permitted by applicable law, any and all claims Service Provider may now or hereafter have in any jurisdiction to any Moral Rights with respect to the Deliverables.

5.3Service Provider shall make full and prompt disclosure to the Company of any inventions or processes, as such terms are defined in 35 U.S.C. § 100, made or conceived by Service Provider alone or with others during the Term, related in any way to the Services described herein, or are derived from use of or reference to the Company's Confidential Information, whether or not such inventions or processes are patentable or protected as trade secrets and whether or not such inventions or processes are made or conceived during normal working hours or on the premises of the Company. Service Provider shall not disclose to any third party the nature or details of any such inventions or processes without the prior written consent of the Company. Any patent or copyright applications relating to the Services, related to trade secrets of the Company, derived in any way from use of or reference to the Company's Confidential Information, or which relate to tasks assigned to Service Provider by the Company, that Service Provider or its representatives may file within one year after expiration or termination of this Agreement, shall belong to the Company, and Service Provider hereby assigns same to the Company, as having been conceived or reduced to practice during the Term of this Agreement.

5.4Upon the request of the Company, Service Provider shall promptly take all such further actions, including execution and delivery of all appropriate instruments of

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conveyance, as may be necessary to assist the Company to prosecute, register, perfect, record, or enforce its rights in or to any Deliverables. In the event the Company is unable, after reasonable effort, to obtain appropriate signatures from Service Provider on any such documents, Service Provider hereby irrevocably designates and appoints the Company as Service Provider's agent and attorney-in-fact, to act for and on Service Provider's behalf, solely to execute and file any such application or other document and do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights, or other intellectual property protection related to the Deliverables with the same legal force and effect as if Service Provider had executed them. Service Provider agrees that this power of attorney is coupled with an interest.

5.5Service Provider has no right or license to use, publish, reproduce, prepare derivative works based upon, distribute, perform, or display any Deliverables. Service Provider has no right or license to use the Company's trademarks, service marks, trade names, trade names, logos, symbols, or brand names, or to issue any public statements regarding this Agreement or its business relationship with the Company absent the Company's prior written consent.

5.6Service Provider shall require each of its employees and contractors to execute written agreements securing for the Company the rights provided for in this Section 5 prior to such employee or contractor providing any Services under this Agreement.

6.CONFIDENTIALITY.

6.1Definitions. Service Provider understands and acknowledges that, during of the course of his performance under this Agreement, he will have access to certain non-public information that is considered highly valuable and confidential by the Company, including without limitation: (a) the existence and terms of this Agreement; (b) trade secrets, patents and patent applications; (c) information, ideas, techniques, sketches, drawings, works of authorship, models, inventions, know-how, processes, apparatuses, equipment, algorithms, software programs, software source documents, and formulae related to the business operations and strategies, customers, investors, pricing, sourcing, personnel or operations of the Company, its affiliates, or its Service Providers or customers, in each case whether spoken, written, printed, electronic, or in any other form or medium; and (d) all other information that Service Provider knew, or reasonably should have known, was the Confidential Information of the Company (collectively, the “Confidential Information”). Any Confidential Information that Service Provider develops in connection with the Services, including but not limited to any Deliverables, shall be subject to the terms and conditions of this clause.

6.2Obligations. Service Provider agrees to: (a) treat all Confidential Information as strictly confidential; (b) not to disclose Confidential Information or permit it to be disclosed, in whole or part, to any third party without the prior written consent of the Company in each instance; and (c) not to use any Confidential Information for any purpose except as required in the performance of the Services. Service Provider shall notify the Company immediately in the event Service Provider becomes aware of any loss or disclosure of any

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Confidential Information. Upon the Company's written request, Service Provider shall promptly return all documents and other materials received from the Company, including any Confidential Information. In addition to all other relief afforded under this Agreement, the Company shall be entitled to injunctive relief for any breach or threatened breach of this Section.

6.3Confidential Information shall not include information that:

(a)is or becomes generally available to the public other than through Service Provider's breach of this Agreement; or

(b)is communicated to Service Provider by a third party that had no confidentiality obligations with respect to such information.

6.4Nothing herein shall be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation, or order. Service Provider agrees to provide written notice of any such order to an authorized officer of the Company sufficiently in advance of making any disclosure to permit the Company to contest the order or seek confidentiality protections, as determined in the Company's sole discretion.

7.ARBITRATION OF DISPUTES.

Any claim or controversy arising out of or relating to this Agreement shall be settled by binding arbitration before a single, neutral arbitrator in Los Angeles, in accordance with the Commercial Arbitration Rules of JAMS, which can be found at https://www.jamsadr.com, and which are incorporated herein by reference. Any judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction. Each party shall pay the fees of its own attorneys, the expenses of its witnesses and all other expenses connected with presenting its case; however, Service Provider and the Company agree that, except as may be prohibited by law, the arbitrator may, in his or her discretion, award reasonable attorney's fees to the prevailing party. Other costs of the arbitration, including the cost of any record or transcripts of the arbitration, administrative fees, the fee of the sole arbitrator, and all other fees and costs, shall be borne equally by the Parties.

8.TERMINATION.

8.1Termination for Convenience. Either Party may terminate this Agreement and the Term at any time and for any reason, prior to expiration of the Term, upon ten (10) calendar days' written notice. In the event of termination pursuant to this clause, the Company shall pay Service Provider on a pro-rata basis for any Fees then due and payable for Services completed up to and including the date of such termination.

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8.2Termination for Breach. Either Party may terminate this Agreement, with immediate effect, if the other Party materially breaches any provision of this Agreement, including any representation or warranty hereunder, and the breaching Party fails to cure any such breach within ten (5) business days after receipt of written notice of breach.

8.3Obligations upon Termination or Expiration. Upon expiration or termination of this Agreement for, any reason, or at any other time upon the Company's written request, Service Provider shall:

(a)promptly cease performance of the Services;

(b)deliver to the Company all Deliverables (whether complete or incomplete) and all hardware, software, tools, equipment, or other materials provided for Service Provider's use by the Company;

(c)deliver to the Company all tangible documents and materials (and any copies) containing, reflecting, incorporating, or based on the Confidential Information;

(d)permanently erase all of the Confidential Information from Service Provider's computer systems; and

(e)certify in writing to the Company that Service Provider has complied with the requirements of this clause.

8.4Survival. The terms and conditions of this clause and Section 4, Section 5, Section 6, Section 7, Section 8, Section 9 and Section 10 shall survive the expiration or termination of this Agreement and the Tenn.

9.OTHER BUSINESS ACTIVITIES.

Service Provider may be engaged or employed in any other business, trade, profession, or other activity provided any such activity does not place him in a conflict of interest with the Company.

10.MISCELLANEOUS.

10.1Representation. Service Provider represents and warrants that he has notified the Company of any violations of contract or applicable law, which he is aware as of the Effective Date.

10.2Export Control. Service Provider shall not export, directly or indirectly, any technical data acquired from the Company, or any products utilizing any such data, to any country in violation of any applicable export laws or regulations.

10.3Notice. All notices, requests, consents, claims, demands, waivers, and other communications hereunder (each, a “Notice”) shall be in writing and addressed to the parties at

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the addresses set forth on the first page of this Agreement (or to such other address that may be designated by either Party from time to time in accordance with this Section). All Notices shall be delivered by personal delivery, nationally recognized overnight courier (with all fees prepaid), facsimile or email (with confirmation of transmission), or certified or registered mail (in each case, return receipt requested, postage prepaid). Except as otherwise provided in this Agreement, a Notice is effective only if (a) the receiving Party has received the Notice and (b) the Party giving the Notice has complied with the requirements of this Section.

10.4Amendment. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each Party hereto, and any of the terms thereof may be waived, only by a written document signed by each Party to this Agreement or, in the case of waiver, by the Party or Parties waiving compliance.

10.5Controlling Law. This Agreement and all related documents, including all schedules attached hereto, and all matters arising out of or relating to this Agreement, whether sounding in contract, tort, or statute are governed by, and construed in accordance with, the laws of the State of California, without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of California.

10.6Taxes. The Company may withhold any taxes it reasonably determines are required to be paid in connection with the vesting or settlement of the Equity Awards.

10.7Construction. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

10.8Execution. This Agreement may be executed in multiple counterparts and by facsimile signature, each of which shall be deemed an original and all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties have executed this Master Services Agreement as of the date first referenced above.

Canoo Technologies Inc.

By:	/s/ Hector Ruiz

Paul Balciunas

/s/ Paul Balciunas